SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the Commission
                                                   Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         CARDINAL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided in Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3) Filing Party:

--------------------------------------------------------------------------------
    (4) Date Filed:

--------------------------------------------------------------------------------

                         CARDINAL FINANCIAL CORPORATION




Dear Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Cardinal Financial Corporation (the "Company"), which will be held on June 14, 2000 at 7:00 p.m., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle,
Fairfax, Virginia (the "Meeting"). At the Meeting, three directors will be elected for terms of three years each, and one director will be elected for a term of two years.

         Whether or not you plan to attend in person, it is important that your shares be represented at the Meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed with this mailing. If you decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Meeting, you may do so, and your proxy will have no further effect.

         The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Meeting.

                                            Sincerely yours,

                                            /s/ L. Burwell Gunn, Jr.

                                            L. BURWELL GUNN, JR.
                                            President and
                                            Chief Executive Officer


Fairfax, Virginia
May 11, 2000

                         CARDINAL FINANCIAL CORPORATION

                                10555 Main Street
                                    Suite 500
                             Fairfax, Virginia 22030

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 14, 2000


NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the holders of shares of Common Stock ("Common Stock") of Cardinal Financial Corporation (the "Company") will be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia on June 14, 2000 at 7:00 p.m., for the following purposes:

         1. To elect three directors for terms of three years each, or until their successors are elected and qualify;

         2. To elect one director for a term of two years, or until his successor is elected and qualifies; and

         3. To transact such other business as may properly come before the Meeting.

         Holders of shares of Common Stock of record at the close of business on April 17, 2000 will be entitled to vote at the Meeting.

         You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Meeting. A postage-paid return envelope is enclosed for your convenience.

         If you are present at the Meeting, you may vote in person even if you have already returned your proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Nancy K. Falck

                                              Nancy K. Falck
                                              Secretary

Fairfax, Virginia
May 11, 2000

                         CARDINAL FINANCIAL CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 14, 2000

                               GENERAL INFORMATION

         This Proxy Statement is furnished to holders of the common stock, par value $1.00 per share ("Common Stock"), of Cardinal Financial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders to be held on June 14, 2000 at 7:00 p.m., at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, and at any adjournment thereof (the "Meeting"). At the Meeting, three directors will be elected for terms of three years each, and one director will be elected for a term of two years.

         The principal executive offices of the Company are located at 10555 Main Street, Suite 500, Fairfax, Virginia 22030. The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company's shareholders is May 11, 2000.

         The Board of Directors has fixed the close of business on April 17, 2000 as the record date (the "Record Date") for the determination of the holders of shares of Common Stock entitled to receive notice of and to vote at the Meeting. At the close of business on the Record Date, there were 4,242,634 shares of Common Stock outstanding held by 256 shareholders of record. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Meeting. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

         As of March 31, 2000, directors and executive officers of the Company and their affiliates, as a group, owned of record and beneficially a total of 604,449 shares of Common Stock, or approximately 14.1% of the shares of Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock FOR the election of the nominees set forth on the enclosed proxy.

         A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

         A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as not voting in favor of the particular matter.

         Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by the Company will be voted for approval of the directors nominated for election.

         Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company or by attending the Meeting and voting in person. If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the date of the Meeting, to Nancy K. Falck, Secretary, Cardinal Financial Corporation, 10555 Main Street, Suite 500, Fairfax, Virginia 22030.

         The cost of soliciting proxies for the Meeting will be borne by the Company.

                              ELECTION OF DIRECTORS

         Three directors are to be elected to serve for terms of three years each, and one director is to be elected to serve for a term of two years. The Board of Directors acts as a Nominating Committee for selecting the nominees for election as directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable.

         Under the Company's Bylaws, notice of a proposed nomination or a shareholder proposal meeting certain specified requirements must be received by the Company not less than 60 nor more than 90 days prior to any meeting of shareholders called for the election of directors, provided in each case that, if fewer than 70 days' notice of the meeting is given to shareholders, such written notice shall be received not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.
Assuming a date of June 14, 2001 for the 2001 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than April 15, 2001 and no earlier than March 16, 2001.

         The Company's Bylaws require that the shareholder's notice set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of the Company that are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee's written consent to being named in a proxy statement as nominee and to serving as a director if elected). The Company's Bylaws further require that the shareholder's notice set forth as to the shareholder giving the notice (i) the name and address of such shareholder and
(ii) the class and amount of such shareholder's beneficial ownership of the Company's capital stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination should not be brought before the annual meeting and that such nominee shall not be eligible for election as a director of the Company.

         The following information sets forth the names, ages, principal occupations and business experience for the past five years for all nominees and incumbent directors.

                              Nominees for Election
                           for Terms Expiring in 2003

Robert M. Barlow, 70, has been a director since 1997.
         Mr. Barlow was the founder and principal shareholder of a group of companies engaged in construction, manufacturing and real estate in northern Virginia for 38 years. In 1995, he sold those ventures and is now retired.

Anne B. Hazel, 60, has been a director since 1997.
         Ms. Hazel serves as a Director of the Corcoran Museum of Art, Washington, D.C., the Florida House, Washington, D.C., the Morikani Museum and Japanese Gardens Foundation, Delray Beach, Florida, and the Concert Hall at Mizner Park, Boca Raton, Florida.

James D. Russo, 53, has been a director since 1997.
         Mr. Russo is the Senior Vice President, Chief Financial Officer and Treasurer of Shire Laboratories, Inc., a pharmaceutical research and development company in Rockville, Maryland.

                              Nominee for Election
                            for Term Expiring in 2002

J. Hamilton Lambert, 59, has been a director since 1999.
         Mr. Lambert is President of J. Hamilton Lambert and Associates, a consulting firm based in Leesburg, Virginia. He served as County Executive of Fairfax County from August 1980 to December 1990.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.


                           Incumbent Directors Serving
                           for Terms Expiring in 2001

Wayne W. Broadwater, 76, has been a director since 1997.
         Mr. Broadwater served as President and CEO of Shipmates, Ltd., a chain of tool and equipment rental and sales companies that he founded in 1972, until its sale in 1997.

Harvey W. Huntzinger, 73, has been a director since 1997.
         Mr. Huntzinger is a founder of National Systems Management Corporation, a service company organized in 1972, and was its President and CEO until his retirement in 1998.

John H. Rust, Jr., 52, has been Chairman of the Board since 1997.
         Mr. Rust is an attorney with the law firm of Wilkes Artis in Fairfax, Virginia. He had previously been of counsel in the law firm of McCandlish and Lillard. Mr. Rust is a member of the Virginia House of Delegates.

                           Incumbent Directors Serving
                           for Terms Expiring in 2002

Nancy K. Falck, 70, has been a director since 1997.
         Ms. Falck has been Secretary of the Company since 1998. She is active in community affairs and is past President of the Board of Directors of the Family Respite Center (a day program that helps people with Alzheimer's disease) and a Commissioner on the Fairfax Area Council on Aging.

L. Burwell Gunn, Jr., 55, has been a director since 1997.
         Mr. Gunn has been President and Chief Executive Officer of the Company since 1997 and was President of Cardinal Bank, N.A., a subsidiary of the Company, from 1997 to 1999. Prior to 1997, he was Executive Vice President and Commercial Division Head of the Greater Washington Region of Crestar Bank, where he worked in various positions for 25 years.

Jones V. Isaac, 68, has been a director since 1997.
         Mr. Isaac is President of Isaac Enterprises, Inc., a service oriented firm located in Potomac, Maryland. Prior to 1995, Mr. Isaac was the Administrator of Finance and Administration for the Construction Specifications Institute, where he had been employed since 1967.


The Board of Directors and Committees

         Meetings of the Board of Directors are held regularly each month, and there is also an organizational meeting following the conclusion of the Company's annual meeting of shareholders. The Board of Directors held 12 meetings in the year ended December 31, 1999. For the year ended December 31, 1999, each of the Company's directors, except for Messrs. Huntzinger and Lambert, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which the director served.

         The Board of Directors has both an Audit Committee and a Compensation Committee.

         The Audit Committee consists of Mr. Isaac, as Chairman, Mrs. Hazel, Mrs. Falck and Messrs. Peck and Russo. The Audit Committee is responsible for the selection and recommendation of the independent accounting firm for the annual audit. It reviews and accepts the reports of the Company's independent auditors, internal auditor and federal examiners. The Audit Committee met seven times during the year ended December 31, 1999.

         The Compensation Committee consists of Mr. Russo, as Chairman, Mrs. Hazel and Messrs. Isaac and Huntzinger. The Compensation Committee reviews senior management's performance and compensation and reviews and sets guidelines for compensation of all employees. The Compensation Committee met three times during the year ended December 31, 1999.

Executive Officers Who Are Not Directors

         Edgar M. Andrews, III, 53, has been Executive Vice President of the Company and head of the Company's Alexandria loan production office since 1998. Most recently, Mr. Andrews was President and Chief Executive Officer of the Civil War Trust, a 501(c)(3) non-profit organization that he helped organize in 1992. Prior to 1992, Mr. Andrews held several senior management positions with financial institutions in the Company's market area.

         Christopher W. Bergstrom, 40, has been President of Cardinal Bank - Manassas/Prince William, N.A., a subsidiary of the Company, since 1999 and Executive Vice President and Commercial Lending Officer of the Company since 1998. Prior to 1998, Mr. Bergstrom was employed with Crestar Bank, where he served in a variety of retail and commercial functions.

         Joseph L. Borrelli, 52, has been Executive Vice President and Chief Financial Officer of the Company since 1998. Prior to 1998, Mr. Borrelli served as the Regional Finance Manager for the greater Washington Region for Crestar Bank.

         Carl E. Dodson, 45, has been Senior Vice President and Chief Credit Officer of the Company since 1998. From 1997 to 1998, Mr. Dodson was Chief Financial Officer of C.C. Pace Resources, Inc., an engineering company in Fairfax, Virginia. Prior to 1997, he was the senior commercial lending officer of Palmer National Bank ("Palmer") in Washington, D.C. and, following Palmer's sale to George Mason Bank ("George Mason") in 1996, Senior Vice President of Credit Administration of George Mason.

         Thomas C. Kane, 38, has been President of Cardinal Wealth Services, Inc., a subsidiary of the Company that offers full service investment management products, since December 1998. Prior to that time, Mr. Kane was Senior Vice President and Division Manager, Retail Securities & Personal Trust & Investment Management Sales for Crestar Bank in its Greater Washington Region.

         F. Kevin Reynolds, 40, has been President of Cardinal Bank, N.A. since 1999 and Executive Vice President and Senior Lending Officer of the Company since 1998. Prior to 1998, Mr. Reynolds was the senior lending officer responsible for all facets of the commercial lending business of George Mason and helped create George Mason's commercial lending group.

         Eleanor D. Schmidt, 39, has been Senior Vice President and Retail Banking Head of the Company since 1998. Prior to 1998, Ms. Schmidt was employed with NationsBank, where she managed multiple branches in the Fairfax area serving a large and diverse deposit and loan base.

         Greg D. Wheeless, 38, has been President of Cardinal Bank - Dulles, N.A., a subsidiary of the Company, since 1999 and Executive Vice President of the Company since 1998. Prior to 1998, Mr. Wheeless was employed with Crestar Bank, which he joined in 1989 as Vice President, Commercial Lender, and where he served most recently as Senior Vice President and Northern Virginia Middle Market Manager.

Security Ownership of Management

         The following table sets forth information as of March 31, 2000 regarding the number of shares of Common Stock beneficially owned by each director, by each executive officer named in the summary compensation table below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

                                          Common Stock              Percentage
    Name                              Beneficially Owned(1)        of Class (%)
    ----                              ---------------------        ------------

    Robert M. Barlow                         100,900                   2.4
    Christopher W. Bergstrom                  15,407                    *
    Joseph L. Borrelli                        12,674                    *
    Wayne W. Broadwater                       31,000                    *
    Nancy K. Falck                            63,336                   1.5
    L. Burwell Gunn, Jr.                      21,548                    *
    Anne B. Hazel                             17,334                    *
    Harvey W. Huntzinger                      90,500                   2.1
    Jones V. Isaac                            47,400                   1.1
    J. Hamilton Lambert                       13,000                    *
    Dale B. Peck                              26,667                    *
    F. Kevin Reynolds                         16,080                    *
    James D. Russo                            63,600                   1.5
    John H. Rust, Jr.                         40,158                    *
    Greg D. Wheeless                             991                    *

    All present executive officers and
      directors as a group (19 persons)      604,449                  14.1
___________________________
* Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1) Amounts include beneficial ownership of shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 31, 2000. Amounts also include shares of Common Stock held in the Company's 401(k) plan as of December 31, 1999.


Security Ownership of Certain Beneficial Owners

         As of March 31, 2000, there are no persons known to the Company that beneficially own five percent or more of the outstanding shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who own more than 10% of Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the

Company believes that, during fiscal year 1999, all filing requirements applicable to its officers and directors were complied with, except for the following: Thomas C. Kane, an executive officer, inadvertently filed late a report on Form 4 covering the purchase of shares of Common Stock in April 1999; John H. Rust, Jr., a director, inadvertently filed late reports on Form 4 covering the purchases of shares of Common Stock in July, August and October 1999; Carl E. Dodson, an executive officer, inadvertently filed late a report on Form 4 covering the purchase of shares of Common Stock in October 1999; and Edgar M. Andrews, III and Greg D. Wheeless, executive officers, each inadvertently filed late a report on Form 3 disclosing his beneficial ownership at the time that he became an executive officer of the Company.

Executive Compensation

         The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

                           Summary Compensation Table

                                                      Annual Compensation                      Long Term Compensation
                                                      -------------------                      ----------------------
                                                                                          Securities
           Name and                                                    Other Annual       Underlying          All Other
      Principal Position       Year       Salary ($)    Bonus ($)    Compensation ($)   Options (#)(1)   Compensation ($)(2)
      ------------------       ----       ----------    ---------    ----------------   --------------   -------------------
L. Burwell Gunn, Jr.           1999         159,497       42,325            *                14,750             12,959
President and Chief Executive  1998         150,000       50,000            *                 1,250              5,247
   Officer                     1997          27,174       25,000            *                     -                981


F. Kevin Reynolds              1999         104,587       26,000            *                 3,131              3,685
President, Cardinal Bank, N.A. 1998(3)       98,640       30,000            *                     -                545

Christopher W. Bergstrom       1999         105,504       23,000            *                 3,131              8,060
President, Cardinal Bank -     1998(4)       70,189       30,000            *                     -              3,405
   Manassas/Prince William,
   N.A.

Joseph L. Borrelli             1999         103,846       20,000            *                 2,818              8,565
Executive Vice President and   1998(5)       90,670       27,000            *                     -              3,544
   Chief Financial Officer

Greg D. Wheeless,              1999         103,726       18,540            *                 2,159              7,301
President, Cardinal Bank -     1998(6)       30,006       13,000            *                     -                  -
   Dulles, N.A.

_____________________
* All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
(1) Amounts disclosed include 750 shares of Common Stock for the year ended December 31, 1999 and 1,250 shares of Common Stock for the year ended December 31, 1998 that underlie options granted to Mr. Gunn in his capacity as a director of the Company.
(2) Amounts presented represent (i) gross value of payments made by the Company pursuant to life insurance agreements between the Company and the named executive officers and (ii) total contributions to the Company's 401(k) plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (which are included under the "Salary" column) made by each to such plan. The 1997 amount reflects COBRA payments to Mr. Gunn's former employer to continue insurance benefits.
(3)  Mr. Reynolds' employment with the Company commenced on January 19, 1998.
(4)  Mr. Bergstrom's employment with the Company commenced on April 6, 1998.
(5)  Mr. Borrelli's employment with the Company commenced on January 1, 1998.
(6)  Mr. Wheeless' employment with the Company commenced on August 31, 1998.


Stock Options

         The following table sets forth for the year ended December 31, 1999 the grants of stock options to the named executive officers.

                        Option Grants In Last Fiscal Year

                                                          Percent of Total
                                      Number of           Options Granted
                                Securities Underlying       to Employees         Exercise or Base
Name                              Options Granted(1)    in Fiscal Year (%)(2)   Price ($/Share) (3)     Expiration Date
----                              ------------------    ---------------------   -------------------     ---------------
L. Burwell Gunn, Jr.                    14,750                 11.5                    7.50             January 1, 2009

F. Kevin Reynolds                        3,131                  2.4                    6.38             January 1, 2009

Christopher W. Bergstrom                 3,131                  2.4                    6.38             January 1, 2009

Joseph L. Borrelli                       2,818                  2.2                    6.38             January 1, 2009

Greg D. Wheeless                         2,159                  1.7                    6.38             January 1, 2009

______________________
(1) Amounts disclosed include 750 shares of Common Stock that underlie options granted to Mr. Gunn in his capacity as a director of the Company. Such options are immediately exercisable. All other options were granted to the named executive officers in their capacities as such and become fully exercisable after three years.
(2) Options to purchase a total of 127,929 shares of Common Stock were granted to employees during the year ended December 31, 1999.
(3) Stock options were awarded at or above the fair market value of the shares of Common Stock at the date of award.

         In the year ended December 31, 1999, no stock options were exercised by any of the named executive officers. The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 1999.

                          Fiscal Year End Option Values

                                               Number of
                                         Securities Underlying                 Value of Unexercised
                                        Unexercised Options at                 In-the-Money Options
                                            Fiscal Year End                  at Fiscal Year End ($)(2)
                                            ---------------                  -------------------------
Name                               Exercisable(1)     Unexercisable       Exercisable      Unexercisable
----                               --------------     -------------       -----------      -------------
L. Burwell Gunn, Jr.                   2,000             14,000               --                 --

F. Kevin Reynolds                       --                3,131               --                 --

Christopher W. Bergstrom                --                3,131               --                 --

Joseph L. Borrelli                      --                2,818               --                 --

Greg D. Wheeless                        --                2,159               --                 --

______________________
(1) Amounts disclosed represent shares of Common Stock that underlie options granted to Mr. Gunn in his capacity as a director of the Company.
(2) The value of in-the-money options at fiscal year end is calculated by determining the difference between the closing price of a share of Common Stock as reported on the Nasdaq SmallCap Market on December 31, 1999 and the exercise price of the options. No options disclosed in the table were in-the-money as of December 31, 1999.


Director Compensation

         Directors of the Company do not receive any cash compensation. In lieu of cash fees for service on the Board of Directors, each director of the Company is granted annually options to purchase 2,000 shares of Common Stock. Such options are granted with an exercise price at or above the fair market value of the Common Stock and expire ten years from the date of grant.

Compensation and Other Employment Arrangements

         On September 30, 1997, Mr. Gunn entered into an employment contract to serve as President and Chief Executive Officer of the Company and to perform such services and duties as the Board of Directors may designate. Under the contract, Mr. Gunn is entitled to an annual base salary of $150,000. Any increases in base salary are at the discretion of the Board of Directors. In addition, Mr. Gunn earned a bonus in 1997 of $25,000 in connection with the completion of various aspects of the organization of the Company and Cardinal Bank, and may be entitled to up to an additional $50,000 in connection with the first year of operations of the Company and Cardinal Bank, and up to $50,000 per year for future performance.

         The contract is for a term of three years and may be extended for at least two additional years. Mr. Gunn serves at the pleasure of the Company's Board of Directors. If, during the term of the contract, Mr. Gunn's employment is terminated without cause, Mr. Gunn will be entitled to a severance payment equal to his annual base salary at that time. The contract also provides for certain non-competition covenants for a period of one year following Mr. Gunn's termination.

         During each year under his three-year employment contract, Mr. Gunn will be granted an option to purchase 14,000 shares of Common Stock at $7.50 per share, or such number of shares as may be determined by the Board of Directors in its discretion. The grant of any option for any particular year, however, shall be conditioned on the Company's financial performance's exceeding certain amounts budgeted for that year.

         Each of F. Kevin Reynolds, Christopher W. Bergstrom, Joseph L. Borrelli and Greg D. Wheeless have also entered into employment agreements with the Company. Mr. Reynolds' agreement, which is dated as of February 12, 1999, provides for his service as Executive Vice President of the Company and President and Chief Executive Officer of Cardinal Bank, N.A. Mr. Bergstrom's agreement, which is dated as of December 17, 1998, provides for his service as Executive Vice President of the Company and President and Chief Executive
Officer of Cardinal Bank - Manassas/Prince William Bank, N.A. Mr. Borrelli's agreement, which is dated as of February 17, 1999, provides for his service as Executive Vice President and Chief Financial Officer of the Company. Mr. Wheeless' agreement, which is dated as of August 31, 1998, provides for his service as Executive Vice President of the Company and President and Chief Executive Officer of Cardinal Bank - Dulles, N.A.

         Each of the agreements for Messrs. Reynolds, Bergstrom, Borrelli and Wheeless provides for annual base salaries of $100,000 and includes annual increases at the discretion of the Board of Directors and cash bonuses up to 30% of the salary based on the attainment of certain performance objectives by the individual. The agreements also include stock option grants up to 20% of salary based on the attainment of such objectives. Such grants are awarded with an option exercise price equal to the fair market value of shares of Common Stock at the date of grant, and the options vest and become exercisable three years after the date of grant. Each of these agreements is for a term that expires in 2001 and may be renewed for an additional two-year period.

Transactions with Management

         Some of the directors and officers of the Company are at present, as in the past, customers of the Company and, the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding balance of loans to directors, executive officers and their associates, as a group, at December 31, 1999 totaled approximately $2.9 million, or 9.4% of the Company's equity capital at that date.

         There are no legal proceedings to which any director, officer, principal shareholder or associate is a party that would be material and adverse to the Company.

                              INDEPENDENT AUDITORS

         KPMG LLP has been appointed to perform the audit of the Company's financial statements for the year ending December 31, 2000. KPMG LLP has acted as the Company's auditors since 1997 and has reported on financial statements during that period. A representative from KPMG LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 has been furnished to shareholders. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, CARDINAL WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO NANCY
K. FALCK, SECRETARY, CARDINAL FINANCIAL CORPORATION, 10555 MAIN STREET, SUITE 500, FAIRFAX, VIRGINIA 22030. THE FORM 10-KSB IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                        PROPOSALS FOR 2000 ANNUAL MEETING

         Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2001 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at 10555 Main Street, Suite 500, Fairfax, Virginia 22030, no later than January 11, 2001 in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.

         The Company's Bylaws also prescribe the procedures that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For more information on these procedures, see "Election of Directors."

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein. However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

                                        By Order of The Board of Directors

                                        /s/ Nancy K. Falck

                                        Nancy K. Falck
                                        Secretary
May 11, 2000

                         Cardinal Financial Corporation

               Proxy Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints L. Burwell Gunn, Jr. and Nancy K. Falck, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cardinal Financial Corporation, a Virginia corporation (the "Corporation"), to be held at the Fair Lakes Hyatt, 12777 Fair Lakes Circle, Fairfax, Virginia, on Wednesday, June 14, 2000 at 7:00 p.m., local time, or any adjournments thereof, for the following purposes:

              (Continued and to be dated and signed on other side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Shareholders
                         CARDINAL FINANCIAL CORPORATION


                                 June 14, 2000








                 Please Detach and Mail in the Envelope Provided


      Please mark your
| X | votes as in this
      example

                            FOR                   WITHHOLD
                  Nominees listed at right       AUTHORITY
                 (except as written on the     to vote for all
                         line below)       nominees listed at right
1.  To elect as directors   ___                      ___            Nominees: Robert M. Barlow
    the three persons      |   |                    |   |                     Anne B. Hazel
    listed as nominees     |___|                    |___|                     James R. Russo
    for terms of three
    years each expiring at the 2003 annual meeting of shareholders.

(INSTRUCTION: To withhold authority to vote for any individual nominee listed at right, write that nominee's name on the space provided below.)

___________________________________________________________________

                            FOR                   WITHHOLD
                   Nominee listed at right       AUTHORITY
                 (except as written on the       to vote for
                         line below)       nominee listed at right
2.  To elect as a director  ___                      ___            Nominee: J. Hamilton Lambert
    the person listed as   |   |                    |   |
    a nominee for a term   |___|                    |___|
    of two years expiring at the 2003 annual meeting of shareholders

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEMS 1 AND ITEM 2.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY.


Signature___________________Signature___________________Printed Name___________________Dated_________, 2000
NOTE: (If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)